EXHIBIT 99.7

                                VOTING AGREEMENT


           This VOTING AGREEMENT (this "Agreement"), dated as of October 6, 2005, is by and between BREF ONE, LLC-Series A, a Delaware limited liability company (the "Stockholder"), and CDP Capital-Financing Inc., a Quebec charter corporation ("Parent").

           WHEREAS, concurrently herewith, Parent and Cadim W.F. Co., a Maryland corporation and an indirect, wholly owned subsidiary of Parent ("Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") with CRIIMI MAE Inc., a Maryland corporation (the "Company"), that provides for, among other things, the merger of Sub with and into the Company, with the Company as the Surviving Corporation and a wholly-owned subsidiary of Parent;

           WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have required that the Stockholder enter into this Agreement; and

           WHEREAS, the Stockholder is entering into this Agreement in order to induce Parent and Sub to enter into the Merger Agreement;

           NOW THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

       1. Certain Definitions. This Agreement is the voting agreement referred to in the preamble to the Merger Agreement. Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement the following terms shall have the following meanings:

           "Beneficially Owned" or "Beneficial Ownership" shall include, with respect to any securities, the beneficial ownership of such securities by the Stockholder and by any direct or indirect subsidiary, or other controlled Affiliate of the Stockholder.

           "Shares" shall mean the Existing Shares (as hereinafter defined) and any additional shares of Company Common Stock as to which the Stockholder acquires record ownership or Beneficial Ownership after the date hereof (any such shares, "Additional Shares"), including, without limitation, through any stock dividend or stock split or conversion, exchange or exercise of Rights.

           "Rights" shall mean the Existing Rights (as hereinafter defined) and any additional securities convertible into or exchangeable for, or options, warrants or other rights to acquire, shares of Capital Stock as to which the Stockholder acquires record ownership or Beneficial Ownership after the date hereof (any such convertible or exchangeable securities or options, warrants or rights, "Additional Rights").

           "Transfer" means, with respect to any security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or constructive sale or other disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term "constructive sale" means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any transaction that has substantially the same effect as any of the foregoing.

       2. Representations; Warranties and Covenants of the Stockholder. The Stockholder hereby represents and warrants to Parent, as follows:

           2.1 Title. As of the date hereof, the Stockholder is the sole record holder and Beneficial Owner of 1,212,617 shares of Company Common Stock ("Existing Shares") and warrants to purchase 336,835 shares of Company Common Stock ("Existing Rights"). The Stockholder is the lawful owner of the Existing Shares and Existing Rights, free and clear of all liens, claims, charges, security interests or other encumbrances. As of the date hereof, the Existing Shares constitute all of the Capital Stock of the Company Beneficially Owned or owned of record by the Stockholder (excluding the Existing Rights) and the Stockholder does not own of record or Beneficially Own, or have the right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Company Common Stock, Preferred Stock or any other securities convertible into or exchangeable or exercisable for shares of Company Common Stock or Preferred Stock, except pursuant to the Existing Rights. As of the date hereof, other than the Existing Shares, the Stockholder does not have the right or power to vote any other shares of Company Common Stock or Preferred Stock.

           2.2 Right to Vote. The Stockholder has, with respect to all of the Existing Shares, and will have at the Company Stockholders' Meeting, with respect to the Existing Shares and any Additional Shares held as of the record date for the Company Stockholders' Meeting, sole voting power, sole power of disposition or to issue instructions with respect to the matters set forth in
Section 4 hereof and to fulfill its obligations under Section 4 and shall not, except as set forth herein, take any action or grant any person any proxy (revocable or irrevocable) or power-of-attorney with respect to any Shares or Rights inconsistent with its obligations as provided by Sections 4 and 5 hereof. The Stockholder hereby revokes any and all proxies with respect to the Shares or Rights to the extent they are inconsistent with the Stockholder's obligations under this Agreement.

           2.3 Authority. The Stockholder has full legal power, authority, legal capacity and right to execute and deliver, and to perform its obligations under, this Agreement. No other proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

           2.4 Conflicting Instruments. Neither the execution and delivery of this Agreement, nor the performance by the Stockholder of its agreements and obligations hereunder will result in any breach or violation of, or be in conflict with or constitute a default under, any term of any agreement, judgment, injunction, order, decree, law or regulation to which the Stockholder is a party or by which the Stockholder or any of its assets is bound.

           2.5 Parent's and Sub's Reliance. The Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution, delivery and performance of this Agreement.

       3. Restriction on Transfer; Other Restrictions.

           Other than with Parent's prior written consent given prior to the termination of this Agreement, the Stockholder agrees not to Transfer or agree to Transfer any Shares or Rights owned of record or Beneficially Owned by the Stockholder, except Transfers to any Affiliate of the Stockholder that agrees in writing to be bound by the terms of this Agreement or Transfers which occur by operation of law if the transferee remains, and agrees in writing to remain, bound by the terms of this Agreement.

       4. Agreement to Vote.

           The Stockholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted, or to provide a consent with respect to, all Shares that it owns of record or Beneficially Owns, or has the right to vote, as of the record date for the Company Stockholders' Meeting at the Company Stockholders' Meeting, and at any other annual or special meeting of stockholders of the Company or action by written consent where such matters arise:

          (a) in favor of the Merger and the Merger Agreement (as it may be amended from time to time) and approval of the terms thereof and each of the transactions contemplated thereby in accordance with the terms thereof; and

          (b) against, and will not consent to, (i) any Takeover Proposal, (ii) any liquidation. or winding up of the Company, (iii) any extraordinary dividend by the Company, (iv) any change in the capital structure of the Company (other than pursuant to the Merger Agreement) or (v) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or result in a breach of any of the covenants therein.

           The obligations of the Stockholder specified in this Section 4 shall apply until the termination of this Agreement in accordance with its terms and thereafter shall be of no further force or effect. Notwithstanding anything to the contrary in this Agreement, the Stockholder is not, and this Agreement shall not be deemed to have the effect of, giving up any other rights as a stockholder of the Company and specifically retains all rights and privileges applicable to the Stockholder contained in the Company's certificate of incorporation, as amended.

       5. Additional Shares and Additional Rights. Upon the acquisition of any Additional Shares or Additional Rights, the Stockholder shall, within two business days, notify Parent of such acquisition.

       6. No Limitation on Discretion as Director. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder (or any of its Affiliates), if the Stockholder (or such Affiliate) is serving on the Board of Directors of the Company, from exercising his duties and obligations as a director of the Company or otherwise taking any action while acting in such capacity as a director of the Company, and any such action shall not be deemed to be a breach of the Stockholder's obligations under this Agreement.

       7. Miscellaneous.

           7.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the Transfer or voting of Shares or the Transfer of Rights. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

           7.2 Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

           7.3 Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

           7.4 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original with the same effect as if the signatures hereto and thereto were upon the same instrument. The covenants and agreements of the Stockholder herein are made only in its capacity as a stockholder of the Company and not in any other capacity (including as directors or officers of the Company).

           7.5 Specific Performance. The Stockholder agrees with Parent that if for any reason the Stockholder fails to perform any of its agreements or obligations under this Agreement, irreparable harm or injury to Parent would be caused as to which money damages would not be an adequate remedy. Accordingly, the Stockholder agrees that, in seeking to enforce this Agreement against the Stockholder, Parent shall be entitled, in addition to any other remedy available at law, equity or otherwise, to specific performance and injunctive and other equitable relief without any bond or other security being required. The provisions of this Section 7.5 are without prejudice to any other rights or remedies, whether at law or in equity, that Parent may have against the Stockholder for any failure to perform any of its agreements or obligations under this Agreement.

           7.6 Amendments; Termination.

           (a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

           (b) This Agreement shall terminate upon the earliest to occur of (i) the Closing Date, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the amendment of the Merger Agreement, without the prior written consent of the Stockholder, in any manner that affects the economic terms of the Merger, and (iv) March 31, 2006, if the Merger has not been consummated before such date.

           7.7 Governing Law; Submission and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

           7.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns; provided that, except as otherwise set forth in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

           7.9 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given: (a) delivered by hand (with written confirmation of receipt); (b) sent by telecopier (with written confirmation of receipt); provided that a copy is mailed by registered mail, return receipt requested or nationally recognized overnight delivery service; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier addresses as a party may designate by notice to the other parties):

          (a)  if to the Stockholder:

                     BREF ONE, LLC - Series A
                     Three World Financial Center
                     New York, New York  10281
                     Attention:  Theresa A. Hoyt
                     Fax:  (212) 417-7292

          (b)  if to Parent:

                     Cadim
                     1000 Place Jean Paul Riopelle
                     Suite A-300
                     Montreal (Quebec)
                     H2Z 2B6, Canada
                     Attention:  Corporate Secretary
                     Facsimile:  (514) 875-3327

           7.10 Granting of Proxy. In furtherance of the terms and provisions of this Agreement, the Stockholder hereby grants an irrevocable proxy, coupled with an interest, to each of Line Lefebvre and Marisa Giannetti for the sole purpose to vote all the Shares owned of record or Beneficially Owned, or empowered to vote, by the Stockholder in favor of the Merger Agreement, the Merger, the other transactions contemplated thereby and each of the other documents, agreements and transactions referred to therein, and in accordance with the provisions of
Section 4. The Stockholder hereby ratifies and approves of each and every action taken by Line Lefebvre and Marisa Giannetti pursuant to the foregoing proxy. Notwithstanding the foregoing, if requested by Parent, each Stockholder will execute and deliver applicable proxy material and/or consents in furtherance of the provisions of Section 4 and this Section 7.10.



            (the remainder of this page is intentionally left blank)

           IN WITNESS WHEREOF, Parent and the Stockholder have executed and delivered this Agreement as of the day and year first written:


                                        CDP CAPITAL-FINANCING INC.

                                        By /s/ Line Lefebvre
                                           -------------------------------------
                                           Name: Line Lefebvre
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        By /s/ Marisa Giannetti
                                           -------------------------------------
                                           Name: Marisa Giannetti
                                           Title: Director, Legal Affairs



                                        BREF ONE, LLC,
                                        a Delaware limited liability company,
                                        as to its Series A

                                        By: BREF ONE Series A Manager LLC,
                                            Manager of Series A


                                        By /s/ William M. Powell
                                           -------------------------------------
                                           Name: William M. Powell
                                           Title: Vice President